EXHIBIT 4.1


                       SECOND AMENDMENT TO LOAN AGREEMENT


         This Second Amendment to Loan Agreement (this "Second Amendment") is made and entered into as of the 25th day of May, 2005 (the "Effective Date"), by and among B&B ARMR CORPORATION, a Delaware corporation, with its principal office and mailing address at 14113 Main Street, Norwood, Louisiana 70761 (hereinafter called the "Borrower"), BRIAR CAPITAL, L.P., a Texas limited partnership, with its principal office at 1500 City West Boulevard, Suite 225, Houston, Harris County, Texas 77042 (hereinafter called the "Lender"),
INTEGRATED SECURITY SYSTEMS, INC., a Delaware corporation ("ISSI"), INTELLI-SITE, INC., a Texas corporation ("Intelli"), and as validity guarantors, C.A. RUNDELL, JR., an individual ("Rundell"), and PETER BEARE, an individual ("Beare") (ISSI, Intelli, Rundell, and Beare, being, collectively, the "Guarantors").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, in accordance with the terms and provisions of that certain Loan Agreement (the "Original Agreement") dated November 10, 2004, by and among Lender, Borrower, and the Guarantors, Lender agreed to make the Loan to Borrower as provided therein;

         WHEREAS, Lender, Borrower, and the Guarantors executed that certain First Amendment to Loan Agreement dated effective as of March 7, 2005 (the
"Amendment", Amendment and Original Agreement being, collectively, the "Loan Agreement");

         WHEREAS, Borrower, Lender, and Guarantors now desire to further modify and amend certain terms and provisions of the Loan Agreement, as hereinafter provided, and to make certain agreements related thereto;

         NOW, THEREFORE, in consideration of the terms and conditions hereof and other good and valuable consideration, the receipt and sufficiency of which is hereby agreed to by the parties hereto, Borrower, Lender and Guarantors hereby agree as follows:

         1.     Amendments to Loan Agreement.

                1.1    Amendment  of  Definition  of Eligible  Accounts.  Clause
(b)(xiv) of the definition of Eligible Accounts is deleted in its entirety and replaced with the following clause:

                "(xiv) Accounts related to projects in which (A) Borrower engages any subcontractor (1) pursuant to a written manufacturing agreement, (2) which provides Borrower units costing at least $5,000.00 per unit, and (3) which does not deliver the units directly to Borrower's facility in Norwood, Louisiana for inclusion in Borrower's physical inventory, and
                (B) Borrower has not received from each such subcontractor a fully executed and notarized lien waiver in the form attached hereto as Exhibit 1.1(c)."

                1.2    Pledge  of  Stock.  The  following  section  is  added as
Section 7.12 of the Loan Agreement:

                "(e) Pledge of Stock. ISSI shall have pledged to Lender its ownership interest in the following stock as Collateral securing its obligations under that certain Guaranty Agreement dated November 10, 2004 by ISSI in favor of Lender:

                       (i) 1,000 shares of common stock in Borrower, formerly known as ISSI Merger Sub, Inc., a Delaware corporation;

                       (ii) 1,000 shares of common stock in Intelli, formerly known as Innovative Security Technologies, Inc., a Texas corporation;

                       (iii)  1,000   shares   of   common   stock  in   Doortek
Corporation, a Texas corporation;"

                1.3 Section 5.04. Section 5.04 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                "Section 5.04 Dividends, Distributions and Redemptions. Unless approved in writing by Lender prior to such event, Borrower shall not declare or pay any dividend, distribution, purchase, redeem or otherwise acquire for value any of its ownership interests now or hereafter outstanding, return any capital to its owners, or make any distribution of its assets to its Affiliates as such. Notwithstanding the foregoing in this
                Section 5.04 so long as an Event of Default has not occurred and is continuing, Borrower may make monthly distributions or other payments to Affiliates in an aggregate amount equal to the lesser of: (i) $40,000.00; or (ii) 40% percent of Borrower's monthly Net Income; provided, however, that the foregoing restriction on distributions and other payments shall not apply to reimbursements made by Borrower to its Affiliates for payments made by such Affiliates on behalf of Borrower for expenses directly related to Borrower on or after the Effective Date hereof."

                1.4 Exhibit 1.1(c). The form of Exhibit 1.1(c) attached hereto is hereby attached to and incorporated in the Loan Agreement as Exhibit 1.1(c) thereto.

                1.5 Section 5.10. Section 5.10 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                "Section 5.10 Issuance of Stock. During the term of this Agreement, Borrower shall not permit Borrower, Intelli, or Doortek to issue any stock or admit any additional Person as a shareholder of the Borrower without the prior written consent of Lender."

         2. Fees and Expenses. Notwithstanding anything in the Loan Agreement to the contrary, Borrower shall reimburse Lender for all of Lender's reasonable fees and expenses (including attorneys' fees) incurred in connection with the preparation, negotiation, and execution of this Second Amendment and all documents required by Lender in connection therewith.


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

         3. Defined Terms. Words and terms used herein which are defined in the Loan Agreement are used herein as defined therein, except as specifically modified by the terms of this Second Amendment, or otherwise provided for herein.

         4. Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties on separate counterparts.

         5. Preservation of Documents and Liens. Except as specifically modified by the terms of this Second Amendment, all of the terms, provisions, covenants, warranties, and agreements contained in the Loan Agreement, and all liens and security interests granted in each Security Instrument (which liens and security interests are acknowledged to be valid and subsisting and are hereby specifically granted again as of the date hereof) remain in full force and effect and secure the obligations provided for therein. Except as otherwise expressly provided herein, by execution of this Second Amendment, Borrower and Lender do not intend to in any manner impair the indebtedness and other obligations described in and secured by each Security Instrument or to in any way impair, waive, or release the liens and security interests granted in each Security Instrument.

         6. Entire Agreement. THE LOAN AGREEMENT, AS AMENDED BY THIS SECOND AMENDMENT, AND THE SECURITY INSTRUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

         7.     Representations   and  Warranties.   The   representations   and
warranties made by Borrower in the Loan Agreement and Security Instruments are true and correct as of the date of this Second Amendment.

         8. Release. Borrower hereby releases, remises, acquits and forever discharges Lender, together with its employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to this Second Amendment or any other Security Instrument, or any of the transactions associated therewith, including specifically but not limited to claims of usury. THE FOREGOING RELEASE INCLUDES ACTIONS AND CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, DAMAGES AND EXPENSES ARISING AS A RESULT OF THE NEGLIGENCE OF ONE OR MORE OF THE RELEASED PARTIES.


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

         9. Reaffirmation of Security Agreements. The undersigned Guarantors and Validity Guarantors, being parties to their respective Guaranties, Validity Guaranties, and/or Security Agreements (collectively the "Security Agreements") executed in connection with the extension of the Loan, and certain other related agreements, do hereby consent to the terms of this Second Amendment and do further agree that their respective Guaranties, Validity Guaranties, and Security Agreements, as the case may be, shall remain in full force and effect and continue to secure and/or guaranty the timely payment of the Loan.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan Agreement to be duly executed as of the Effective Date.

 LENDER:                                                   BORROWER:
 ---------------------------                               -----------------------

 BRIAR CAPITAL, L.P.,                                      B&B ARMR CORPORATION, a
 a Texas limited partnership                               Delaware corporation

 By:   Briar Capital General, LLC, a Texas limited
       liability company, its general partner              By:  /S/ PETER BEARE
                                                                ---------------------
                                                                Peter Beare, Chairman

       By:  /S/ STEVE ROSENCRANZ
            ---------------------------
            Steve Rosencranz, President

 GUARANTORS:                                               VALIDITY GUARANTORS:
 ----------------------------------                        -------------------------------

 INTEGRATED SECURITY SYSTEMS, INC.,
 a Delaware corporation                                    /S/ C.A. RUNDELL, JR.
                                                           -------------------------------
                                                           C.A. RUNDELL, JR., Individually

 By:  /S/ C.A. RUNDELL, JR.
      -----------------------------------
      C.A. Rundell, Jr., Chairman and CEO                  /S/ PETER BEARE
                                                           -------------------------
                                                           PETER BEARE, Individually

 INTELLI-SITE, INC., a Texas corporation


 By:  /S/ C.A. RUNDELL, JR.
      ---------------------------
      C.A. Rundell, Jr., Chairman



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                                EXHIBIT "1.1(c)"

                  FORM OF SUBCONTRACTOR'S WAIVER OF LIEN RIGHTS

                    ADDENDUM REGARDING WAIVER OF LIEN RIGHTS


         WHEREAS, this addendum (this "Addendum") is hereby attached to and incorporated as a portion of that certain dated , 200 (the "Subcontract"), by and between , as the subcontractor (the "Subcontractor"), and B&B ARMR
CORPORATION, a Delaware corporation, as the contractor ("B&B"), pursuant to which Subcontractor has agreed to, among other things, furnish certain materials and labor and to produce certain products to be delivered to B&B's customers (the "Services"), such Services being more particularly described in the Subcontract;

         WHEREAS, as a condition to B&B's execution of the Subcontract, Subcontractor has agreed to waive all of its lien rights, regardless of their source, with respect to (i) any of the products created pursuant to the Subcontract and/or any of the materials used by the Subcontractor in performing the Services (collectively, the "Personal Property"), and (ii) any real property, including any improvements, onto which the products created pursuant to the Subcontract are delivered, installed or affixed (the "Real Property") (the owner of such Real Property being referred to herein as the "Owner");

         NOW, THEREFORE, notwithstanding anything to the contrary in the Subcontract, Subcontractor hereby agrees as follows:

         1. Subcontractor hereby waives any and all lien rights, including, without limitation, all liens created in favor of Subcontractor by contract, statute, common law, constitutional law, or otherwise, which now exist or might in the future arise on or against the above-described Personal Property or Real Property on account of the work completed, labor performed, Services performed, materials furnished, or claims incurred by Subcontractor arising out of or related to the Subcontract.

         2. In the event that for any reason any lien is filed against the Real Property or the Personal Property by Subcontractor or any party claiming by, through, or under Subcontractor for the Services, Subcontractor shall immediately obtain and deliver to B&B and the Owner (if the lien is filed against the Real Property), at B&B's sole cost and expense, a full and proper release thereof, in recordable form. Subcontractor further hereby agrees to indemnify, defend and hold harmless B&B, the Owner, and Briar Capital, L.P., a Texas limited partnership, from and against any and all claims, damages, losses, liabilities, actions, causes of action, expenses, costs and fees (including, without limitation, court costs and attorney's fees) relating to any such lien or claim or the removal or release thereof.

         3. Subcontractor agrees and acknowledges that the interpretation and enforcement of this Addendum, and all of the lien waiver matters and other matters described herein, shall be governed by the laws of the state of Texas, without regard to principles of conflicts of laws.


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

         4. Subcontractor agrees to execute and deliver any additional documents and instruments, and to perform any additional acts necessary or appropriate, to perform the terms, provisions, and conditions of this Addendum.

         5. If any provision in this Addendum is for any reason held to be unenforceable by a court of law, the unenforceability will not affect any other provision hereof, and this Addendum will be construed as if the unenforceable provision had never been a part of the Addendum.

         6. The recitals in this Addendum constitute a substantive part of the Addendum.

         EXECUTED THIS _____________ day of __________________, 200____.


                                            SUBCONTRACTOR:


                                            ____________________________________


                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________


         SUBSCRIBED AND SWORN TO before me on this ___ day of __________________ _____, 200__, by ________________________________.





                                            ____________________________
                                            NOTARY PUBLIC, IN AND FOR
(PERSONALIZED SEAL)                         THE STATE OF________________






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